SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2007

DATAMEG CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-128060	133-134389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 South 1300 East, Suite 500 Salt Lake City, Utah		84106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 739-3945

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Amendment to Notice of Non-Reliance on Previously Filed Audited Report.

On April 12, 2007, the Company was advised by its new independent accountant that certain matters in its audited consolidate financials contained in the Company’s Form 10KSB for 2005 need to be restated. As a result, the Company advised by Form 8K filed on April 18, 2007 that its Form 10KSB for 2005 and subsequent interim reports in 2006 may not be relied upon.

The Company advised by Form 8K/A filed on May 24, 2007 that on May 18, 2007 and May 21, 2007, the Company filed, respectively, its Form 10KSB for calendar year 2006 containing Note T to the Consolidated Financial Statements and Form 10QSB for the period ending March 31, 2007 containing Note O to the Consolidated Financial Statements. Notes T and O restate 2005 annual and quarterly financials for their respective periods and quantify the effects that errors contained therein had. Excerpts to Note T and O were attached to the Form 8K/A as Exhibit 1 as was a letter (Exhibit 2) from our independent public accountant addressed to the Commission concerning and agreeing with the restatements. With the filing of the Company’s Form 10KSB for 2006 and Form 10QSB for the period ending March 31, 2007 containing comparative interim financials from the preceding year and quarter, those reports for those periods may be relied upon.

The Company further advises that the quarterly financials for the periods ended on June 30, and September 30, 2006 should not be relied upon until amended interim financials for the respective period is filed. Exhibit 1 to this Form 8K/A quantifies the effects of the restatement for each of the quarterly periods (June 30, and September 30, 2006) to be amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datameg Corporation

Dated: July 13, 2007	By:	/s/ James Murphy
James Murphy, Chairman and Chief Executive Officer